CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-207133 on Form S-1 of Centrue Financial Corporation of our report dated March 15, 2016 relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
Crowe Horwath LLP
Oak Brook, Illinois
March 15, 2016